Exhibit 99

Snap-on Announces Third Quarter 2017 Results

Reported net sales up 8.4%; Organic net sales up 2.3%;

Diluted EPS of $2.29 including $0.16 legal charge up 3.2%;

Excluding legal charge, adjusted diluted EPS of $2.45 up 10.4%

KENOSHA, Wis.--(BUSINESS WIRE)--October 19, 2017--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2017.

  Net sales of $903.8 million increased $69.7 million, or 8.4%, from 2016 levels, reflecting a $19.5 million, or 2.3%, organic sales gain, $44.3 million of acquisition-related sales and $5.9 million of favorable foreign currency translation.
  Operating earnings before financial services of $153.1 million, or 16.9% of sales, included a pre-tax charge of $15.0 million related to a judgment in an employment-related litigation matter brought by an individual that is being appealed (“legal charge”), and compared to $157.6 million, or 18.9% of sales, last year. Excluding the legal charge, operating earnings before financial services, as adjusted, in 2017 was $168.1 million, or 18.6% of sales.
  Financial services revenue of $79.0 million increased $7.4 million from 2016 levels; financial services operating earnings of $56.0 million increased $5.4 million from $50.6 million last year.
  Consolidated operating earnings of $209.1 million, or 21.3% of revenues (net sales plus financial services revenue), compared to $208.2 million, or 23.0% of revenues, last year. Excluding the legal charge, consolidated operating earnings, as adjusted, in 2017 was $224.1 million, or 22.8% of revenues.
  The third quarter effective income tax rate of 30.1% in 2017 was reduced by 60 bps as a result of the legal charge. The third quarter effective income tax rate was 31.2% in 2016.
  Net earnings in the third quarter of 2017 were $133.4 million, or $2.29 per diluted share, compared to net earnings of $131.7 million, or $2.22 per diluted share a year ago. Excluding the legal charge, net earnings, as adjusted, of $142.7 million, in 2017 was $2.45 per diluted share.

See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales and measures excluding the legal charge.

“We’re encouraged that in the third quarter we increased both sales and net earnings through our steadfast commitment to our runways for growth and improvement, despite challenges on a variety of fronts, including the recent hurricanes,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “We believe Snap-on’s value proposition of making work easier for serious professionals remains strong in both automotive repair and the other end markets we serve and that there remains significant opportunity along each of our runways for growth: enhance the franchise network, expand with repair shop owners and managers, extend in critical industries and build in emerging markets. At the same time, the ongoing potential of our Snap-on Value Creation Processes continues to manifest itself in a variety of ways. For example, in the third quarter, Snap-on again was honored to receive product awards from both MOTOR Magazine and Professional Tool & Equipment News. We believe this recognition reflects Snap-on’s capabilities in translating our deep understanding of professionals’ work into winning innovations. Finally, our results are only possible with the significant effort and contributions from our franchisees and associates worldwide; I thank them for their ongoing dedication and commitment.”

Segment Results

Commercial & Industrial Group segment sales of $314.6 million in the quarter increased $25.3 million, or 8.7%, from 2016 levels, reflecting a $0.6 million, or 0.2%, organic sales gain, $22.7 million of acquisition-related sales, and $2.0 million of favorable foreign currency translation. The organic sales increase primarily includes higher sales to customers in critical industries and gains in the segment’s European-based hand tools business, substantially offset by lower sales of power tools and in the segment’s Asia/Pacific operations.

Operating earnings of $50.1 million in the period increased $6.4 million from 2016 levels, and the operating margin (operating earnings as a percentage of segment sales) of 15.9% improved 80 basis points from 15.1% a year ago.

Snap-on Tools Group segment sales of $392.7 million in the quarter decreased $4.5 million, or 1.1%, from 2016 levels, reflecting a $6.5 million, or 1.6%, organic sales decline, partially offset by $2.0 million of favorable foreign currency translation. The organic sales decrease includes lower sales in the company’s U.S. franchise operations, partially offset by gains in the international franchise operations.

Operating earnings of $56.3 million in the period, including $2.3 million of unfavorable foreign currency effects, decreased $8.3 million from 2016 levels, and the operating margin of 14.3% compared to 16.3% a year ago.

Repair Systems & Information Group segment sales of $333.5 million in the quarter increased $47.4 million, or 16.6%, from 2016 levels, reflecting a $23.7 million, or 8.2%, organic sales gain, $21.6 million of acquisition-related sales, and $2.1 million of favorable foreign currency translation. The organic sales gain includes higher sales of diagnostics and repair information products to independent repair shop owners and managers, increased sales to OEM dealerships, and higher sales of undercar equipment.

Operating earnings of $83.4 million in the period, including $0.3 million of favorable foreign currency effects, increased $11.6 million from 2016 levels, and the operating margin of 25.0% compared to 25.1% a year ago.

Financial Services operating earnings of $56.0 million on revenue of $79.0 million in the quarter compared to operating earnings of $50.6 million on revenue of $71.6 million a year ago. Originations of $271.8 million in the third quarter increased $2.0 million, or 0.7%, from 2016 levels.

Corporate expenses of $36.7 million in the quarter compared to $22.5 million last year, primarily reflecting the pre-tax legal charge of $15.0 million.

Outlook

Snap-on expects to make continued progress in 2017 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, Snap-on expects that capital expenditures in 2017 will be in a range of $80 million to $90 million, of which $57.3 million was expended in the first nine months. Snap-on also anticipates that its full year 2017 effective income tax rate will be comparable to its 2016 full year rate.

Conference Call and Webcast on October 19, 2017, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, October 19, 2017, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit http://www.snapon.com/sna and click on the link to the webcast. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website under the tabs Investor Information / Investor Events / Company Presentations.

Non-GAAP Measures

References in this document to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, customer base and geographic expansion, new product development and/or pricing, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. The company’s organic sales disclosures also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in our businesses and facilitating comparisons of our sales performance with prior periods.

In addition, for the three and nine months ended September 30, 2017, the company is including operating earnings before financial services, consolidated operating earnings, net earnings, and diluted earnings per share, all as adjusted to exclude the impact of a pre-tax $15.0 million charge ($9.3 million after tax) related to a judgment in an employment-related litigation matter brought by an individual that is being appealed. Management believes that the litigation result is an unusual event, and subject to potential change or reversal on appeal, and therefore the non-GAAP financial measures adjusted to exclude the legal charge provide more meaningful year-over-year comparisons of the company’s 2017 operating performance. For a reconciliation of the adjusted metrics, see “Reconciliation of Non-GAAP Financial Measures” below.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products and support its franchise business. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.4 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated herein by reference. In addition, Snap-on cannot assure that its appeal of the legal matter discussed above will result in diminished liability or a reversal of the legal charge. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Oct. 1,	Sept. 30,	Oct. 1,
	2017	2016	2017	2016

Net sales	$903.8	$834.1	$2,712.3	$2,540.6
Cost of goods sold	(455.2)	(415.0)	(1,352.7)	(1,274.9)
Gross profit	448.6	419.1	1,359.6	1,265.7
Operating expenses	(295.5)	(261.5)	(853.3)	(786.3)
Operating earnings before financial services	153.1	157.6	506.3	479.4

Financial services revenue	79.0	71.6	233.5	207.2
Financial services expenses	(23.0)	(21.0)	(70.4)	(60.1)
Operating earnings from financial services	56.0	50.6	163.1	147.1

Operating earnings	209.1	208.2	669.4	626.5
Interest expense	(13.1)	(13.1)	(38.8)	(39.1)
Other income (expense) – net	(2.1)	(0.8)	(5.7)	(0.3)
Earnings before income taxes and equity earnings	193.9	194.3	624.9	587.1
Income tax expense	(57.2)	(59.6)	(187.1)	(179.4)
Earnings before equity earnings	136.7	134.7	437.8	407.7
Equity earnings, net of tax	0.4	0.5	1.2	2.2
Net earnings	137.1	135.2	439.0	409.9
Net earnings attributable to noncontrolling interests	(3.7)	(3.5)	(10.8)	(9.8)
Net earnings attributable to Snap-on Inc.	$133.4	$131.7	$428.2	$400.1

Net earnings per share attributable to Snap-on Inc.:
Basic	$2.33	$2.27	$7.43	$6.89
Diluted	2.29	2.22	7.27	6.74

Weighted-average shares outstanding:
Basic	57.2	58.0	57.6	58.1
Effect of dilutive securities	1.1	1.3	1.3	1.3
Diluted	58.3	59.3	58.9	59.4

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Oct. 1,	Sept. 30,	Oct. 1,
	2017	2016	2017	2016

Net sales:
Commercial & Industrial Group	$314.6	$289.3	$923.3	$862.0
Snap-on Tools Group	392.7	397.2	1,215.9	1,216.4
Repair Systems & Information Group	333.5	286.1	990.4	860.1
Segment net sales	1,040.8	972.6	3,129.6	2,938.5
Intersegment eliminations	(137.0)	(138.5)	(417.3)	(397.9)
Total net sales	$903.8	$834.1	$2,712.3	$2,540.6
Financial Services revenue	79.0	71.6	233.5	207.2
Total revenues	$982.8	$905.7	$2,945.8	$2,747.8

Operating earnings:
Commercial & Industrial Group	$50.1	$43.7	$134.4	$124.1
Snap-on Tools Group	56.3	64.6	207.2	207.6
Repair Systems & Information Group	83.4	71.8	244.0	215.3
Financial Services	56.0	50.6	163.1	147.1
Segment operating earnings	245.8	230.7	748.7	694.1
Corporate	(36.7)	(22.5)	(79.3)	(67.6)
Operating earnings	$209.1	$208.2	$669.4	$626.5
Interest expense	(13.1)	(13.1)	(38.8)	(39.1)
Other income (expense) – net	(2.1)	(0.8)	(5.7)	(0.3)
Earnings before income taxes and equity earnings	$193.9	$194.3	$624.9	$587.1

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	Sept. 30,	Dec. 31,
	2017	2016

Assets
Cash and cash equivalents	$94.1	$77.6
Trade and other accounts receivable – net	675.2	598.8
Finance receivables – net	505.8	472.5
Contract receivables – net	99.8	88.1
Inventories – net	649.9	530.5
Prepaid expenses and other assets	121.1	116.5
Total current assets	2,145.9	1,884.0

Property and equipment – net	474.2	425.2
Deferred income tax assets	81.2	72.8
Long-term finance receivables – net	1,018.6	934.5
Long-term contract receivables – net	310.4	286.7
Goodwill	924.0	895.5
Other intangibles – net	258.3	184.6
Other assets	43.6	39.9
Total assets	$5,256.2	$4,723.2

Liabilities and Equity
Notes payable and current maturities of long-term debt	$453.4	$301.4
Accounts payable	204.7	170.9
Accrued benefits	47.8	52.8
Accrued compensation	74.8	89.8
Franchisee deposits	76.1	66.7
Other accrued liabilities	366.0	307.9
Total current liabilities	1,222.8	989.5

Long-term debt	755.0	708.8
Deferred income tax liabilities	28.5	13.1
Retiree health care benefits	34.3	36.7
Pension liabilities	181.8	246.5
Other long-term liabilities	93.8	93.4
Total liabilities	2,316.2	2,088.0

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	344.4	317.3
Retained earnings	3,689.5	3,384.9
Accumulated other comprehensive loss	(341.8)	(498.5)
Treasury stock at cost	(837.7)	(653.9)
Total shareholders' equity attributable to Snap-on Inc.	2,921.8	2,617.2
Noncontrolling interests	18.2	18.0
Total equity	2,940.0	2,635.2
Total liabilities and equity	$5,256.2	$4,723.2

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	Sept. 30,	Oct. 1,
	2017	2016
Operating activities:
Net earnings	$137.1	$135.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	16.4	15.3
Amortization of other intangibles	7.1	5.9
Provision for losses on finance receivables	12.8	10.8
Provision for losses on non-finance receivables	3.3	1.4
Stock-based compensation expense	7.0	7.3
Deferred income tax provision	(13.2)	(6.8)
Loss (gain) on sales of assets	0.1	(0.1)
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(24.0)	(25.4)
Increase in contract receivables	(26.2)	(25.3)
Increase in inventories	(38.6)	(17.9)
(Increase) decrease in prepaid and other assets	0.2	(3.7)
Increase (decrease) in accounts payable	(1.2)	3.6
Increase in accruals and other liabilities	14.7	11.6
Net cash provided by operating activities	95.5	111.9

Investing activities:
Additions to finance receivables	(211.2)	(216.3)
Collections of finance receivables	176.0	160.3
Capital expenditures	(22.9)	(16.5)
Acquisitions of businesses, net of cash acquired	(2.7)	-
Disposals of property and equipment	0.5	0.5
Other	(1.8)	2.8
Net cash used by investing activities	(62.1)	(69.2)

Financing activities:
Proceeds from notes payable	16.8	4.5
Repayments of notes payable	(4.5)	(4.5)
Net increase in other short-term borrowings	91.4	8.2
Cash dividends paid	(40.7)	(35.4)
Purchases of treasury stock	(90.1)	(17.9)
Proceeds from stock purchase and option plans	1.6	4.0
Other	(4.0)	(3.8)
Net cash used by financing activities	(29.5)	(44.9)

Effect of exchange rate changes on cash and cash equivalents	1.2	(0.2)
Increase (decrease) in cash and cash equivalents	5.1	(2.4)

Cash and cash equivalents at beginning of period	89.0	119.9
Cash and cash equivalents at end of period	$94.1	$117.5

Supplemental cash flow disclosures:
Cash paid for interest	$(24.8)	$(23.7)
Net cash paid for income taxes	(68.5)	(69.2)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Nine Months Ended
	Sept. 30,	Oct. 1,
	2017	2016
Operating activities:
Net earnings	$439.0	$409.9
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	48.7	45.7
Amortization of other intangibles	20.7	18.2
Provision for losses on finance receivables	38.6	30.4
Provision for losses on non-finance receivables	7.9	6.1
Stock-based compensation expense	21.4	21.5
Deferred income tax benefit	(10.1)	(12.5)
Gain on sales of assets	(0.1)	(0.1)
Settlement of treasury lock	14.9	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(50.8)	(31.2)
Increase in contract receivables	(31.8)	(30.8)
Increase in inventories	(86.9)	(29.9)
Increase in prepaid and other assets	(9.7)	(28.5)
Increase in accounts payable	26.5	27.7
Decrease in accruals and other liabilities	(13.3)	(10.9)
Net cash provided by operating activities	415.0	415.6

Investing activities:
Additions to finance receivables	(670.0)	(691.4)
Collections of finance receivables	528.9	501.7
Capital expenditures	(57.3)	(56.6)
Acquisitions of businesses, net of cash acquired	(82.9)	-
Disposals of property and equipment	1.4	1.9
Other	(2.5)	0.3
Net cash used by investing activities	(282.4)	(244.1)

Financing activities:
Proceeds from issuance of long-term debt	297.8	-
Repayment of long-term debt	(150.0)	-
Proceeds from notes payable	16.8	4.5
Repayments of notes payable	(4.5)	(5.3)
Net increase in other short-term borrowings	38.7	15.6
Cash dividends paid	(123.0)	(106.3)
Purchases of treasury stock	(212.6)	(76.4)
Proceeds from stock purchase and option plans	36.2	32.4
Other	(18.9)	(11.3)
Net cash used by financing activities	(119.5)	(146.8)

Effect of exchange rate changes on cash and cash equivalents	3.4	-
Increase in cash and cash equivalents	16.5	24.7

Cash and cash equivalents at beginning of year	77.6	92.8
Cash and cash equivalents at end of period	$94.1	$117.5

Supplemental cash flow disclosures:
Cash paid for interest	$(49.7)	$(49.2)
Net cash paid for income taxes	(168.3)	(175.7)

Non-GAAP Supplemental Data
The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and "Financial Services" businesses.
The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses were eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	Sept. 30,	Oct. 1,	Sept. 30,	Oct. 1,
	2017	2016	2017	2016

Net sales	$903.8	$834.1	$-	$-
Cost of goods sold	(455.2)	(415.0)	-	-
Gross profit	448.6	419.1	-	-
Operating expenses	(295.5)	(261.5)	-	-
Operating earnings before financial services	153.1	157.6	-	-

Financial services revenue	-	-	79.0	71.6
Financial services expenses	-	-	(23.0)	(21.0)
Operating earnings from financial services	-	-	56.0	50.6

Operating earnings	153.1	157.6	56.0	50.6
Interest expense	(13.1)	(13.0)	-	(0.1)
Intersegment interest income (expense) – net	17.7	18.3	(17.7)	(18.3)
Other income (expense) – net	(2.1)	(0.9)	-	0.1
Earnings before income taxes and equity earnings	155.6	162.0	38.3	32.3
Income tax expense	(43.2)	(47.7)	(14.0)	(11.9)
Earnings before equity earnings	112.4	114.3	24.3	20.4
Financial services – net earnings
attributable to Snap-on	24.3	20.4	-	-
Equity earnings, net of tax	0.4	0.5	-	-
Net earnings	137.1	135.2	24.3	20.4
Net earnings attributable to noncontrolling interests	(3.7)	(3.5)	-	-
Net earnings attributable to Snap-on	$133.4	$131.7	$24.3	$20.4

*	Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	Sept. 30,	Oct. 1,	Sept. 30,	Oct. 1,
	2017	2016	2017	2016

Net sales	$2,712.3	$2,540.6	$-	$-
Cost of goods sold	(1,352.7)	(1,274.9)	-	-
Gross profit	1,359.6	1,265.7	-	-
Operating expenses	(853.3)	(786.3)	-	-
Operating earnings before financial services	506.3	479.4	-	-

Financial services revenue	-	-	233.5	207.2
Financial services expenses	-	-	(70.4)	(60.1)
Operating earnings from financial services	-	-	163.1	147.1

Operating earnings	506.3	479.4	163.1	147.1
Interest expense	(38.6)	(38.8)	(0.2)	(0.3)
Intersegment interest income (expense) – net	53.1	53.9	(53.1)	(53.9)
Other income (expense) – net	(5.7)	(0.4)	-	0.1
Earnings before income taxes and equity earnings	515.1	494.1	109.8	93.0
Income tax expense	(146.6)	(145.1)	(40.5)	(34.3)
Earnings before equity earnings	368.5	349.0	69.3	58.7
Financial services – net earnings
attributable to Snap-on	69.3	58.7	-	-
Equity earnings, net of tax	1.2	2.2	-	-
Net earnings	439.0	409.9	69.3	58.7
Net earnings attributable to noncontrolling interests	(10.8)	(9.8)	-	-
Net earnings attributable to Snap-on	$428.2	$400.1	$69.3	$58.7

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Sept. 30,	Dec. 31,	Sept. 30,	Dec. 31,
	2017	2016	2017	2016

Assets
Cash and cash equivalents	$93.9	$77.5	$0.2	$0.1
Intersegment receivables	21.0	15.0	-	-
Trade and other accounts receivable – net	674.6	598.2	0.6	0.6
Finance receivables – net	-	-	505.8	472.5
Contract receivables – net	8.3	7.9	91.5	80.2
Inventories – net	649.9	530.5	-	-
Prepaid expenses and other assets	127.6	122.4	0.8	1.1
Total current assets	1,575.3	1,351.5	598.9	554.5

Property and equipment – net	472.6	423.8	1.6	1.4
Investment in Financial Services	311.6	288.7	-	-
Deferred income tax assets	55.2	49.1	26.0	23.7
Intersegment long-term notes receivable	553.0	584.7	-	-
Long-term finance receivables – net	-	-	1,018.6	934.5
Long-term contract receivables – net	11.2	11.2	299.2	275.5
Goodwill	924.0	895.5	-	-
Other intangibles – net	258.3	184.6	-	-
Other assets	52.6	47.9	-	0.1
Total assets	$4,213.8	$3,837.0	$1,944.3	$1,789.7

Liabilities and Equity
Notes payable and current maturities of long-term debt	$203.4	$151.4	$250.0	$150.0
Accounts payable	203.4	170.3	1.3	0.6
Intersegment payables	-	-	21.0	15.0
Accrued benefits	47.7	52.8	0.1	-
Accrued compensation	72.2	85.7	2.6	4.1
Franchisee deposits	76.1	66.7	-	-
Other accrued liabilities	338.9	292.1	34.5	22.8
Total current liabilities	941.7	819.0	309.5	192.5

Long-term debt and intersegment long-term debt	-	-	1,308.0	1,293.5
Deferred income tax liabilities	28.5	13.1	-	-
Retiree health care benefits	34.3	36.7	-	-
Pension liabilities	181.8	246.5	-	-
Other long-term liabilities	87.5	86.5	15.2	15.0
Total liabilities	1,273.8	1,201.8	1,632.7	1,501.0

Total shareholders' equity attributable to Snap-on	2,921.8	2,617.2	311.6	288.7
Noncontrolling interests	18.2	18.0	-	-
Total equity	2,940.0	2,635.2	311.6	288.7
Total liabilities and equity	$4,213.8	$3,837.0	$1,944.3	$1,789.7

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures
(Amounts in millions, except per share data)
(unaudited)

		Three Months Ended		Nine Months Ended
		Sept. 30,	Oct. 1,	Sept. 30,	Oct. 1,
		2017	2016	2017	2016
AS REPORTED

	Charge related to a judgment in an
	employment-related litigation matter that
	is being appealed ("legal charge")
	Pre-tax legal charge	$15.0	$-	$15.0	$-
	Income tax expense	(5.7)	-	(5.7)	-
	Legal charge, net of tax	$9.3	$-	$9.3	$-

	Weighted-average shares outstanding - diluted	58.3	59.3	58.9	59.4

	Diluted EPS - legal charge	$0.16	$-	$0.16	$-

ADJUSTED INFORMATION - NON-GAAP

1)	Operating earnings before financial services
	As reported	$153.1	$157.6	$506.3	$479.4
	Legal charge	15.0	-	15.0	-
	As adjusted to exclude legal charge	$168.1	$157.6	$521.3	$479.4

	Operating earnings before financial services
	as a percentage of sales
	As reported	16.9%	18.9%	18.7%	18.9%
	As adjusted to exclude legal charge	18.6%	18.9%	19.2%	18.9%

2)	Operating earnings
	As reported	$209.1	$208.2	$669.4	$626.5
	Legal charge	15.0	-	15.0	-
	As adjusted to exclude legal charge	$224.1	$208.2	$684.4	$626.5

	Operating earnings as a percentage of revenue
	As reported	21.3%	23.0%	22.7%	22.8%
	As adjusted to exclude legal charge	22.8%	23.0%	23.2%	22.8%

3)	Net earnings attributable to Snap-on Incorporated
	As reported	$133.4	$131.7	$428.2	$400.1
	Legal charge	9.3	-	9.3	-
	As adjusted to exclude legal charge	$142.7	$131.7	$437.5	$400.1

4)	Diluted EPS
	As reported	$2.29	$2.22	$7.27	$6.74
	Diluted EPS - legal charge	0.16	-	0.16	-
	As adjusted to exclude legal charge	$2.45	$2.22	$7.43	$6.74

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561